SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 4, 2004

(Date of Report — date of earliest event reported)

Uroplasty, Inc.

(Exact name of registrant as specified in charter)

Minnesota	000-20989	41-1719250

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2718 Summer Street NE Minneapolis, MN 55413-2820

(Address of principal executive offices)

(612) 378-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name and Addresses)

Item 4 Changes in Registrant’s Certifying Accountants.
Item 7 Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
Letter Regarding Change in Certifying Accountant

Item 4 Changes in Registrant’s Certifying Accountants.

     KPMG LLP (“KPMG”) has been serving as the principal accountants for Uroplasty, Inc. On June 4, 2004, KPMG declined to stand for reelection and informed Uroplasty, Inc. that the client-auditor relationship between Uroplasty, Inc and KPMG LLP will cease upon completion of KPMG’s audit of Uroplasty Inc.’s consolidated financial statements as of and for the year ended March 31, 2004 and the issuance of their report thereon.

     In connection with the audits of the two fiscal years ended March 31, 2003, and the subsequent interim period through June 4, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement.

     The audit reports of KPMG on the consolidated financial statements of Uroplasty, Inc. as of and for the years ended March 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company requested KPMG to furnish the Company with a letter, addressed to the Commission, stating whether the KPMG agrees or disagrees with the statements made by the Company under this item. KPMG’s letter is filed as an exhibit to this Form 8-K in accordance with paragraph (a)(3) of item 304 or Regulation S-K along with KPMG’s letter of resignation.

Item 7 Financial Statements, Pro Forma Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

     16     Letters Regarding Change in Certifying Accountant

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 14, 2004

UROPLASTY, INC.
By:	/s/ Daniel G. Holman
Daniel G. Holman, President,
Chief Executive Office and Chief Financial Officer

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